SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934

ENPRO INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	01-0573945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Goodrich Corporation

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 423-5522.

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share Preferred Stock Purchase Rights	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Business.

           The information required by this item is contained in the sections entitled “Summary,” “Risk Factors,” “Selected Financial Information,” “The EnPro Business,” and “Available Information” in the information statement of EnPro Industries, Inc. (the “Information Statement”) filed herewith and attached hereto as Exhibit 99.1 and such sections are incorporated herein by reference.

Item 2.     Financial Information.

           The information required by this item is contained in the audited balance sheet of EnPro, the audited consolidated financial statements of Coltec and the unaudited condensed consolidated financial statements of Coltec, and in each case the related notes thereto, and in the sections entitled “Selected Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Information Statement and such financial statements and sections are incorporated herein by reference.

Item 3.     Properties.

           The information required by this item is contained in the section entitled “The EnPro Business — Facilities” in the Information Statement and such section is incorporated herein by reference.

Item 4.     Security Ownership of Certain Beneficial Owners and Management.

           The information required by this item is contained in the section entitled “Ownership of Our Common Stock” in the Information Statement and such section is incorporated herein by reference.

Item 5.     Directors and Executive Officers.

           The information required by this item is contained in the section entitled “Management — Our Directors and Executive Officers” in the Information Statement and such section is incorporated herein by reference.

Item 6.     Executive Compensation.

           The information required by this item is contained in the section entitled “Management” starting with “ — Director Compensation” in the Information Statement and such section is incorporated herein by reference.

Item 7.     Certain Relationships and Related Transactions.

           The information required by this item is contained in the sections entitled “Arrangements between Goodrich and EnPro,” “Management — Indebtedness to Goodrich,” “Management — Goodrich Executive Stock Purchase Program” and “Indemnification of Directors and Officers” in the Information Statement and such sections are incorporated herein by reference.

Item 8.     Legal Proceedings.

           The information required by this item is contained in the sections entitled “Risk Factors — Risks Related to Our Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contingencies,” “The EnPro Business — Legal Matters” in the Information Statement and such sections are incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

           The information required by this item is contained in the sections entitled “Risk Factors — Risks Related to Ownership of Our Common Stock,” “The Distribution,” “Dividend Policy,” “Ownership of Our

Common Stock,” “Description of Our Capital Stock,” and “Shares Eligible for Future Sale” in the Information Statement and such sections are incorporated herein by reference.

Item 10.     Recent Sales of Unregistered Securities.

           On January 14, 2002, EnPro issued 1,000 shares of its common stock to Goodrich Corporation, its direct parent, for consideration of $1,000. No underwriter was involved in this sale. This transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption afforded by Section 4(2) thereof in that such transaction did not involve a public offering.

Item 11.     Description of Registrant’s Securities to be Registered.

           The information required by this item is contained in the sections entitled “Risk Factors — Risks Related to Ownership of Our Common Stock,” “The Distribution,” “Description of Our Capital Stock” and “Description of Our Debt and Convertible Preferred Securities” in the Information Statement and such sections are incorporated herein by reference.

Item 12.     Indemnification of Directors and Officers.

           The information required by this item is contained in the section entitled “Indemnification of Directors and Officers” in the Information Statement and such section is incorporated herein by reference.

Item 13.     Financial Statements and Supplementary Data.

           The information required by this item is contained in the audited balance sheet of EnPro, the audited consolidated financial statements of Coltec and the unaudited condensed consolidated financial statements of Coltec, and in each case the related notes thereto, and in the sections “Capitalization” and “Selected Financial Information” in the Information Statement and such financial statements and sections are incorporated herein by reference.

Item 14.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

           None.

Item 15.     Financial Statements and Exhibits.

           (a)     Financial Statements. The information required by this item is contained in the audited balance sheet of EnPro, the audited consolidated financial statements of Coltec and the unaudited condensed consolidated financial statements of Coltec, and in each case the related notes thereto, and such financial statements are incorporated herein by reference.

           (b)     Exhibits. The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Distribution Agreement*
3.1	Form of Restated Articles of Incorporation of EnPro Industries, Inc.*
3.2	Form of Restated Bylaws of EnPro Industries, Inc.*
4.1	Form of certificate representing shares of common stock, par value $0.01 per share, of EnPro Industries, Inc.*
4.2	Form of Rights Agreement between EnPro Industries, Inc. and First Union National Bank*
4.3	Certificate of Trust of Coltec Capital Trust, filed as Exhibit 4.1 to Coltec Industries Inc’s Registration Statement on Form S-3 (No. 333-52975) and incorporated herein by reference.
4.4	Amended and Restated Declaration of Trust of Coltec Capital Trust dated as of April 14, 1998, among Coltec Industries Inc, as Sponsor, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and the individuals named therein as Administrative Trustees, filed as Exhibit 4.2 to Coltec Industries Inc’s Registration Statement on Form S-3 (No. 333-52975) and incorporated herein by reference.

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Exhibit No.	Description

4.5	Form of 5 1/4% Convertible Preferred Securities (included in Exhibit 4.4 above).
4.6	Indenture dated as of April 14, 1998, between Coltec Industries Inc and The Bank of New York, as Trustee, relating to the 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due 2028, filed as Exhibit 4.3 on Coltec Industries Inc’s Registration Statement on Form S-3 (No. 333-52975) and incorporated herein by reference.
4.7	Supplemental Indenture, dated as of July 12, 1999, between The B.F.Goodrich Company and The Bank of New York, as trustee.*
4.8	Form of 5 1/4% Convertible Junior Subordinated Deferrable Interest Debenture Due 2028 (included in Exhibit 4.6 above).
4.9	Guarantee Agreement, dated as of April 14, 1998, between Coltec Industries Inc and The Bank of New York, as Trustee, filed as Exhibit 4.6 to Coltec Industries Inc’s Registration Statement on Form S-3 (No. 333-52975) and incorporated herein by reference.
4.10	Guarantee Agreement, dated as of July 12, 1999, between The B.F.Goodrich Company and The Bank of New York, as Trustee.*
4.11	Indenture dated as of April 16, 1998, between Coltec Industries Inc and Bankers Trust Company as Trustee, relating to the Coltec Industries Inc 7 1/2% Senior Notes due 2008, filed as Exhibit 4.1 to Coltec Industries Inc’s Registration Statement on Form S-4 (No. 333-53005) and incorporated herein by reference.
4.12	Form of 7 1/2% Senior Note due 2008 (included in Exhibit 4.11 above).
10.1	Form of Tax Matters Arrangements between Goodrich Corporation and EnPro Industries, Inc.*
10.2	Form of Transition Services Agreement between Goodrich Corporation and EnPro Industries, Inc.*
10.3	Form of Employee Matters Agreement between Goodrich Corporation and EnPro Industries, Inc.*
10.4	Form of Indemnification Agreement among Goodrich Corporation, EnPro Industries, Inc., Coltec Industries Inc, and Coltec Capital Trust.*
21.1	Subsidiaries of EnPro Industries, Inc.*
99.1	Information Statement**

*	To be filed by amendment.

**	Filed herewith.

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SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EnPro Industries, Inc.

By	/s/ RICHARD L. MAGEE

Richard L. Magee
Senior Vice President, Secretary
and General Counsel

Date: January 29, 2002

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